Exhibit 4.104

PRIVATE AND CONFIDENTIAL

Dated                4 May               2018

SERENITY OWNERS INC.
KAHUNA OWNERS INC.
MARATHI OWNERS INC.
MELTEMI OWNERS INC.

and
AQUARIUS OWNERS INC.

as Charterers

and

HAI KUO SHIPPING 1621 LIMITED

HAI KUO SHIPPING 1622 LIMITED

HAI KUO SHIPPING 1623 LIMITED

HAI KUO SHIPPING 1625 LIMITED

and

HAI KUO SHIPPING 1626 LIMITED

as Owners

_____________________________________________________

INTERCREDITOR AGREEMENT

________________________________________________

REED SMITH RICHARDS BUTLER

THIS INTERCREDITOR AGREEMENT (this "Agreement") is made on 4 May 2018
BETWEEN
(1)	SERENITY OWNERS INC., a corporation incorporated under the laws of the Republic of Marshall Islands ("Charterer 1");

(2)	KAHUNA OWNERS INC., a corporation incorporated under the laws of the Republic of Marshall Islands ("Charterer 2");

(3)	MARATHI OWNERS INC., a corporation incorporated under the laws of the Republic of Marshall Islands ("Charterer 3");

(4)	MELTEMI OWNERS INC., a corporation incorporated under the laws of the Republic of Marshall Islands ("Charterer 4");

(5)	AQUARIUS OWNERS INC., a corporation incorporated under the laws of the Republic of Marshall Islands ("Charterer 5");

(6)	HAI KUO SHIPPING 1621 LIMITED, a corporation incorporated under the laws of the Republic of Marshall Islands ("Owner 1");

(7)	HAI KUO SHIPPING 1622 LIMITED, a corporation incorporated under the laws of the Republic of Marshall Islands ("Owner 2");

(8)	HAI KUO SHIPPING 1623 LIMITED, a corporation incorporated under the laws of the Republic of Marshall Islands ("Owner 3");

(9)	HAI KUO SHIPPING 1625 LIMITED, a corporation incorporated under the laws of the Republic of Marshall Islands ("Owner 4"); and

(10)	HAI KUO SHIPPING 1626 LIMITED, a corporation incorporated under the laws of the Republic of Marshall Islands ("Owner 5").

WHEREAS:-
(A)
By a memorandum of agreement in respect of m.v. "Bacon" (IMO no. 9639517) ("Vessel 1") dated on or about the date hereof (together with all amendments and supplements thereto from time to time, the "MOA 1") entered into between Charterer 1 as sellers and Owner 1 as buyers, Charterer 1 agreed to sell and Owner 1 agreed to purchase Vessel 1 upon the terms and conditions set out in the MOA 1.

(B)
By a bareboat charter dated on or about the date hereof (together with all amendments and supplements thereto from time to time, the "BBC 1") between Owner 1 as owner and Charterer 1 as bareboat charterers, Owner 1 agreed to lease Vessel 1 to Charterer 1, and Charterer 1 agreed to take Vessel 1 on bareboat charter upon the terms and conditions set out in the BBC 1.

(C)
By a memorandum of agreement in respect of m.v. "Castellani" (IMO no. 9602409) ("Vessel 2") dated on or about the date hereof (together with all amendments and supplements thereto from time to time, the "MOA 2") entered into between Charterer 2 as sellers and Owner 2 as buyers, Charterer 2 agreed to sell and Owner 2 agreed to purchase Vessel 2 upon the terms and conditions set out in the MOA 2.

(D)
By a bareboat charter dated on or about the date hereof (together with all amendments and supplements thereto from time to time, the "BBC 2") between Owner 2 as owner and Charterer 2 as bareboat charterers, Owner 2 agreed to lease Vessel 2 to Charterer 2, and Charterer 2 agreed to take Vessel 2 on bareboat charter upon the terms and conditions set out in the BBC 2.

(E)
By a memorandum of agreement in respect of m.v. "Marini" (IMO no. 9639529 ("Vessel 3") dated on or about the date hereof (together with all amendments and supplements thereto from time to time, the "MOA 3") entered into between Charterer 3 as sellers and Owner 3 as buyers, Charterer 3 agreed to sell and Owner 3 agreed to purchase Vessel 3 upon the terms and conditions set out in the MOA 3.

(F)
By a bareboat charter dated on or about the date hereof (together with all amendments and supplements thereto from time to time, the "BBC 3") between Owner 3 as owner and Charterer 3 as bareboat charterers, Owner 3 agreed to lease Vessel 3 to Charterer 3, and Charterer 3 agreed to take Vessel 3 on bareboat charter upon the terms and conditions set out in the BBC 3.

(G)
By a memorandum of agreement in respect of m.v. "Morandi" (IMO no. 9627837) ("Vessel 4") dated on or about the date hereof (together with all amendments and supplements thereto from time to time, the "MOA 4") entered into between Charterer 4 as sellers and Owner 4 as buyers, Charterer 4 agreed to sell and Owner 4 agreed to purchase Vessel 4 upon the terms and conditions set out in the MOA 4.

(H)
By a bareboat charter dated on or about the date hereof (together with all amendments and supplements thereto from time to time, the "BBC 4") between Owner 4 as owner and Charterer 4 as bareboat charterers, Owner 4 agreed to lease Vessel 4 to Charterer 4, and Charterer 4 agreed to take Vessel 4 on bareboat charter upon the terms and conditions set out in the BBC 4.

(I)
By a memorandum of agreement in respect of m.v. "Nasaka" (IMO no. 9602423) ("Vessel 5") dated on or about the date hereof (together with all amendments and supplements thereto from time to time, the "MOA 5", and together with MOA 1, MOA 2, MOA 3 and MOA 4, the "MOAs") entered into between Charterer 5 as sellers and Owner 5 as buyers, Charterer 5 agreed to sell and Owner 5 agreed to purchase Vessel 5 upon the terms and conditions set out in the MOA 5.

(J)
By a bareboat charter dated on or about the date hereof (together with all amendments and supplements thereto from time to time, "BBC 5") between Owner 5 as Owner and Charterer 5 as bareboat charterers, Owner 5 agreed to lease Vessel 5 to Charterer 5, and Charterer 5 agreed to take Vessel 5 on bareboat charter upon the terms and conditions set out in the BBC 5.

(K)	It is a condition to the transactions contemplated in the MOAs and the BBCs that this Agreement shall have been executed and delivered by each of the parties hereto.

(L)	This Agreement shall be designated as the "Intercreditor Deed" under each BBC (as defined below).
IT IS AGREED as follows:
1.	INTERPRETATION
1.1	Definitions
Unless the context otherwise requires, the following terms below shall have the following meanings in this Agreement:
"Associated BBCs" means, in respect of a BBC, the BBCs, other than itself.
"Associated Charterers" means, in respect of a Charterer, the Charterers, other than itself.
"Associated Obligors" means each party defined as an "Obligor" under each Associated BBC.
"Associated Owners" means, in respect of an Owner, the Owners, other than itself.
"Associated Transaction Documents" means, each of the Transaction Documents to which an Associated Owner is a party to.
"Associated Vessels" means, in respect of a Vessel, the Vessels other than itself. "BBC Surplus Amount" means the surplus amount remaining from either:
(a)	the proceeds received by an Owner in respect of any sale of a Vessel under the terms of the BBC to which such Owner is a party;
(b)	the proceeds of insurances received by an Owner in respect of Total Loss (as such term is defined in the BBC to which such Owner is a party) of a Vessel; or
(c)	the proceeds received by an Owner upon the exercise of its rights, remedies, powers and discretion under the Transaction Documents (to which such Owner is a party), in each case, after deduction and satisfaction in full of, all amounts owing to that Owner under the Transaction Documents (to which such Owner is a party).
"BBCs" means:
(a)	the Original BBCs other than such BBC to which a Party whose rights have been released and terminated pursuant to Clause 16 (Release) is a party to;
(b)	such bareboat charter to which each party acceding to this Agreement pursuant to Clause 15 (Accession) is a party to; and

(c)	any other documents designated as such by the Parties.
"Charterers" means:
(a)	the Original Charterers, other than those whose rights and obligations have been released and terminated pursuant to Clause 16 (Release); and
(b)	each party acceding to this Agreement as a Charterer pursuant to Clause 15 (Accession), and "Charterer" means any one of the Charterers.
"Losses" means all losses, costs, charges, expenses, fees, payments, liabilities, penalties, fines, damages or other sanctions of a monetary nature.
"Incapacity" means in relation to a person, the insolvency, liquidation, dissolution, winding-up, administration, receivership, administrative receivership, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination of the partnership).
"Deed of Accession" means a deed substantially in the form set out in Schedule 1 (Form of Deed of Accession).
"Deed of Release" means a deed substantially in the form set out in Schedule 2 (Form of Deed of Release).
"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, security interest or other encumbrance of any kind in each case, securing or conferring any priority of payment in respect of any obligation of any person and includes any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security in each case under any applicable law.
"Guarantor" mean each party defined as a "Guarantor" under each BBC. "Manager" means each party defined as an "Approved Manager" under each BBC. "Obligor" means each party defined as an "Obligor" under each BBC.
"Original BBCs" means BBC 1, BBC 2, BBC 3, BBC 4 and BBC 5.
"Original Charterers" means Charterer 1, Charterer 2, Charterer 3, Charterer 4 and Charterer 5.
"Original Owners" means Owner 1, Owner 2, Owner 3, Owner 4 and Owner 5.

"Owners" means:
(a)	the Original Owners, other than those whose rights and obligations have been released and terminated pursuant to Clause 16 (Release); and
(b)	each party acceding to this Agreement as an Owner pursuant to Clause 15 (Accession), and "Owner" means any one of the Owners.
"Party" means a party to this Agreement including those as acceded to this Agreement as per Clause 15 (Accession) from time to time, and excluding those as released from this Agreement and "Parties" means each of them.
"Relevant Transaction Documents" means in relation to an Owner, each of the Transaction Documents to which such Owner is a party to.
"Secured Obligations" means any and all of the moneys, liabilities and obligations of the Obligors (whether or not for the payment of money, and including any obligation to pay damages for breach of contract) which are or may become payable to the Owners or any of them under or pursuant to all Transaction Documents and/or all other obligations hereby secured.
"Secured Property" means:
(a)
the assets and rights in respect of which Encumbrances are granted and the rights and powers given to the Owners or any of them, as the case may be, under and pursuant to the Transaction Documents from time to time, including the covenants given in respect of the obligations under the Transaction Documents;

(b)	all assets, rights, powers, guarantees, Encumbrances or money at any time transferred, paid to or vested in the each Owner as additions to the Secured Property; and
(c)
all investments, property or money at any time representing the Secured Property or any part thereof, including all income and other sums at any time received or receivable in respect of the Secured Property (or any part thereof).

"Security" means all Encumbrances created under or pursuant to the Transaction Documents.
"Shareholder" means each party defined as a "Shareholder" under each BBC.
"Termination Event" means an event defined as a "Termination Event" under each BBC.
"Transaction Documents" means all documents falling within the definition of a "Transaction Document" under all BBCs.

"Vessels" means each vessel defined as a "Vessel" under each BBC.
1.2	Interpretation
(a)	The headings in this Agreement do not affect its interpretation.
(b)	A Termination Event or other default is "continuing" if it has not been waived.
(c)
References to (or to any specified provision of) this Agreement, a Transaction Document or any other provision or document shall be construed as references to such document or such provision as in force for the time being and as amended, varied, novated or supplemented in accordance with the terms thereof, or as the case may be, with the agreement of the relevant parties.

(d)	Words importing the plural shall include the singular and vice versa.
(e)	References to a "person" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof.
(f)
Any reference to the "Owners", the "Charterers", any "Obligor" or any other person shall, where the context permits, be construed so as to include their/its and any subsequent successors and permitted transferees and permitted assigns in accordance with their respective interests.

2.	AGREEMENT
All the Parties confirm and agree that, with effect from the date hereof, each Owner shall, according to the terms and conditions set out herein, on its own behalf and on trust for and on behalf of each of its Associated Owners as their agent and trustee:
2.1	Declaration of Trust and Security
(a)	hold the Secured Property created or to be created under the Relevant Transaction Documents as security for the Secured Obligations; and
(b)
take such action and exercise such rights, remedies, powers and discretions as are delegated or granted to such Owner by this Agreement and the Relevant Transaction Documents, on its own behalf or as the agent and trustee of any Associated Owner when such Associated Owner so instructs, together with such powers and discretions as are reasonably incidental thereto.

2.2	Distribution
If:
(a)	there is a BBC Surplus Amount; and

(b)
there remains any outstanding Secured Obligations owned to any Associated Owners, then such Owner to which the BBC Surplus Amount relate shall (i) hold the BBC Surplus Amount on trust for all Associated Owners; and (ii) if any Associated Owner requests, pay such Associated Owner any BBC Surplus Amount to the extent required by such Associated Owner in the manner as set out in Clause 4.1.

2.3	Ranking
Unless expressly provided to the contrary in this Agreement:
(a)	the Secured Obligations owed to each Owner shall rank in right and priority of payment pari passu and without any priority or preference among all Owners; and
(b)
all Security shall secure the Secured Obligations owed to each Owner pari passu between all Owners, irrespective of the date the Owner becomes a party to this Agreement, the date on which any Secured Obligations was incurred or arose, any releases or accessions under this Agreement, any fluctuation in the amount, or any intermediate discharge in whole or in part, of any Secured Obligations, the order of execution, creation, registration, notice, enforcement or otherwise.

3.	RELATIONSHIP BETWEEN THE OWNERS
3.1	Powers and Immunities
(a)
Notwithstanding any provision to the contrary elsewhere in this Agreement or in the Transaction Documents, an Owner shall not have any duties, responsibilities or fiduciary relationship towards any Associated Owners, except those expressly set forth in this Agreement, and no implied covenants, functions or responsibilities, fiduciary or otherwise, shall be read into this Agreement or any other Transaction Document or otherwise exist in relation to an Associated Owner, and any such implied duties that may exist under any applicable law or regulation are hereby waived by each Owner to the fullest extent permitted under such laws and regulations.

(b)
In relation to the Secured Obligations owed to Associated Owners, an Owner shall not be required to exercise any discretionary rights or remedies under any of the Relevant Transaction Documents or give any consent under any of the Relevant Transaction Documents or enter into any agreement amending, modifying, supplementing or waiving any provision of any Relevant Transaction Documents, unless it shall have been expressly directed in writing to do so by such Associated Owners.

3.2	Rights of an Owner as trustee and agent of Associated Owners
The following rights and duties of an Owner set out in this Clause 3 (Relationship Between the Owners) shall be in respect of such Owner performing its duties and exercising its powers in the capacity as a security trustee for Associated Owners.
In relation to the Secured Obligations owed to the Associated Owners:
(a)
an Owner may execute any of its duties under this Agreement, the Relevant Transaction Documents by or through agents or attorneys-in-fact and shall not be liable to any for any acts or omissions of any such agent appointed with due care by it hereunder. An Owner shall be entitled to seek the advice of its independent counsel concerning all matters pertaining to such duties and shall not be liable for any action or inaction on such advice.

(b)
an Owner shall not be under any obligation to Associated Owners to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Associated Transaction Document, or to inspect the properties, books or records of any Obligor or any other party to an Associated Transaction Document.

(c)
an Owner shall be entitled to rely and shall be fully protected in relying upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, electronic mail message, telex or teletype message, statement, order or other document and other payment instructions) (whether in original or facsimile form) reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel, independent accountants and other experts selected by it.

(d)
the powers conferred on an Owner hereunder are solely to protect such Owner's interest in the Security and shall not impose any duty upon it to exercise any such powers. An Owner shall have no other duty as to the Security, whether or not an Owner has or is deemed to have knowledge of any matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Security. Each Owner shall be deemed to have exercised reasonable care in the custody and preservation of the Security in its possession as trustee on behalf of all Associated Owners, if such Security is accorded treatment substantially equal to that which an Owner accords its own property.

(e)
each Owner shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive instruction from such Associated Owners as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by such Associated Owners against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, and any action taken or failure to act pursuant thereto shall be binding upon all Associated Owners. Each Owner shall affirmatively act under this Agreement and the other Transaction Documents in accordance with any instructions by such Associated Owners made pursuant to and not in contravention of this Agreement. Each Owner shall not incur any liability for any determination made or instruction given by such Associated Owners. In no event shall an Owner be required to take any action that exposes it to personal liability or that is contrary to this Agreement or any applicable law or regulation.
(f)
each Owner may make loans to, accept deposits from and generally engage in any kind of business with the Obligors and the other parties to the Transaction Documents, without regard to its acting as the trustee of the Associated Owners, as applicable, hereunder and under other Transaction Documents. With respect to the Secured Obligations, an Owner shall have the same rights and powers under this Agreement and the other Transaction Documents as the Associated Owners and may exercise the same as though it were not their trustee.

(g)
for the purposes of this Agreement and all other Transaction Documents, each Owner shall not be deemed to have knowledge of, or have any duty to  ascertain or inquire into, (i) the occurrence of any Termination Event of an Associated BBC unless and until it has received written notice from such Associated Owners informing it of such Termination Event or (ii) the existence, the content, or the terms and conditions of, any other agreement, instrument or document, in each case, to which it is not a party or beneficiary, whether or not referenced herein. an Owner may take such action with respect to such Termination Event as is required and permitted to be taken by it pursuant to each Transaction Document following the occurrence of a Termination Event under any BBC. Without prejudice to the foregoing, none of the knowledge or information that any department or division of an Owner or any of their Affiliates may have from time to time other than as a result of a written notice as specified above shall be attributed such Owner, and such Owner shall have no duty to disclose any information relating to any Obligor that is communicated to or obtained by the Owner or any of their Affiliates in any other capacity.

(h)
an Owner shall not be deemed to have knowledge of facts and circumstances in relation to Associated Transaction Documents unless it has received written notice of such facts and circumstances, nor shall an Owner have any obligation to perform any actions or respond to any matters in relation to Associated Transaction Documents without express authorization to do so.

(i)	an Owner shall not be deemed liable for any omission or inaction by any of its Affiliates under or in connection with any Associated Transaction Document.
3.3	Remedies; Application of Proceeds
(a)
Each Owner shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their Indebtedness) and make determinations regarding the release, disposition, or restrictions with respect to the Security and may enforce the provisions of the Relevant Transaction Documents and exercise remedies thereunder, all in such order and in such manner as each Owner may determine in the exercise of their sole discretion.

Such exercise and enforcement shall include the rights of an Owner to sell or otherwise dispose of Security upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Relevant Transaction Documents and of a secured creditor under the bankruptcy laws of any relevant jurisdiction; the Owners may (but shall not be obligated to) also take such action, or refrain from taking such action, in order to preserve or protect its rights under the Relevant Transaction Documents and to preserve the value of the Security, with respect to any Termination Event under any BBC as it shall deem advisable in the best interests of itself and all Associated Owners.
(b)
Regardless of whether any bankruptcy has been commenced by or against any Obligor, any money collected or to be applied by an Owner pursuant to this Agreement and the Transaction Documents (other than monies for its own account), together with any other monies which may then be held by, shall be applied in the order provided in Clause 4.1 below.

3.4	Release of Security
(a)
If (i) in connection with the exercise of any of the Owners' remedies under the Transaction Documents, an Owner disposes of any part of the Secured Property or (ii) in connection with any conveyance, sale, lease, transfer or other disposition permitted under the Relevant Transaction Documents, any Obligor disposes of any part of the Secured Property, in each case then the Encumbrances, for the benefit of itself and the Associated Owners shall be automatically, unconditionally and simultaneously released. The relevant Owner shall promptly execute and deliver such termination statements, releases and other documents as reasonably required or requested by the Associated Owners, in each case to effectively confirm such release.

(b)
To the extent that an Owner (i) has released any Encumbrance on Secured Property and any such Encumbrances are later reinstated or (ii) obtain any new Encumbrances, then each such reinstated Encumbrances or new Encumbrances shall be subject to the provisions of this Agreement.

4.	APPLICATION OF RECOVERIES
4.1	Order of application – Transaction Documents
Subject to the rights of creditors mandatorily preferred by law applying to companies generally, the proceeds of enforcement of any part of the Security and all other amounts paid to an Owner (or any receiver(s) appointed by such Owner) pursuant to this Agreement and/or any Transaction Document shall be applied in the following order:
(a)
first, in or towards payment of any unpaid fees, costs, expenses and liabilities (including any interest thereon as provided in the BBCs and/or Transaction Documents) incurred by or on behalf of any Owner (or any adviser, receiver, delegate, attorney or agent thereof) and the remuneration of any Owner (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions under the BBCs or the Transaction Documents (as the case may be); and

(b)	second, to the Owners towards the balance of the Secured Obligations in the manner as the Owners may at its sole discretion deem fit.
4.2	Apportionment of enforcement proceeds and costs and expenses
In the event any Owner takes any enforcement action under two or more Security Documents that gives rise to ambiguity in respect of the source of the enforcement and/or the costs and expenses of such enforcement proceeding, the Owners shall have the discretion to determine, whether any proceeds have been received pursuant to the Transaction Documents and apply the same pursuant to Clause 4.1 above. Any such determination shall be binding on the Obligors absent manifest error.
5.	TERM OF AGREEMENT
This Agreement shall continue until all Secured Obligations have been satisfied in full and all Security released and discharged.
6.	FURTHER ASSURANCES
At any time and from time to time upon the written request of any Owner, each Charterer shall (and it shall procure that each other Obligor will) promptly and duly execute and deliver any and all such further instruments and documents that may be necessary or desirable that such Owner may reasonably request in writing for the purpose of obtaining the full benefit of this Agreement and/or the Transaction Documents and of the rights and powers granted herein or therein.
7.	GENERAL INDEMNITY
Without prejudice to the other provisions of this Agreement, the Charterers shall (and shall procure each other Obligor to) indemnify the Owners from and against all documented Losses suffered by an Owner as a result of or in connection with:
(a)	the performance of the rights and obligations under this Agreement and/or the Transaction Documents and/or the transactions contemplated therein;
(b)	anything done or omitted in the exercise or purported exercise of the powers contained in this Agreement and Transaction Documents; or
(c)
any breach by any Obligor of any of its obligations under this Agreement and the Transaction Documents, including but not limited to the non-performance or non-observance of any of the undertakings and agreements on the part of any Obligor under this Agreement and the Transaction Documents.

8.	CURRENCY CONVERSION AND INDEMNITY
If, under any applicable law, whether as a result of judgment against any Obligor or the liquidation of any Obligor or for any other reason, any payment to be made by any Obligor under or in connection with this Agreement or any Transaction Document is made or is recovered in a currency other than the currency (the "currency of obligation") in which it is payable pursuant to this Agreement or any Transaction Document then, to the extent that the payment (when converted into the currency of obligation at the rate of exchange on the date for the determination of liabilities permitted by the applicable law) falls short of the amount unpaid under this Agreement and the Transaction Documents, the Charterers shall as a separate and independent obligation, fully indemnify (and procure the other Obligors to indemnify) the relevant Owners against the amount of the shortfall; and for the purposes of this sub-clause "rate of exchange" means the actual rate at which the relevant Owner is able to obtain quotation from the market on the relevant date to purchase the currency of obligation with the other currency.
9.	DEFENCES
The provisions of this Agreement and each of the other Security Documents will not be affected by an act, omission, matter or thing which, but for this Clause 9, would reduce, release or prejudice any of the priorities of any of the Transaction Documents including any of the following:
(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor;
(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of any Obligor or other person or any non-presentation or non- observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any Incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;
(e)
any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of any Transaction Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Transaction Document or any other document or security;

(g)
any act or omission which would not have discharged or affected the liability of an Obligor had such Obligor been a principal debtor instead of a guarantor or an indemnitor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge an Obligor or otherwise reduce or extinguish an Obligor's liability under this Agreement or any Security Document; and/or

(h)	any Bankruptcy.
10.	SUSPENSE ACCOUNTS
Any money received by an Owner in connection with this Agreement and/or the Transaction Documents (whether before or after any Incapacity, bankruptcy or liquidation of any Charterer or other Obligor) may be placed to the credit of a suspense account with a view to preserving the rights of the Owners and the Associated Owners, to prove for the whole of their claims against any or all of the Obligors or any other person liable or may be applied in or towards satisfaction of such of the Secured Obligations in accordance with the terms of this Agreement notwithstanding any appropriation (or purported appropriation) by any Charterer or other Obligor.
11.	AMENDMENTS
The provisions of this Agreement may not be (i) amended except by a written agreement signed by or on behalf of each of the Parties or (ii) waived except by a written agreement of all the Owners to which any Secured Obligations remain outstanding. Each such amendment or waiver so agreed in writing shall be binding on all Parties.
12.	COMMUNICATIONS
12.1	Communications
Except as otherwise provided for in this Agreement, all notices or other communications under or in respect of this Agreement to a Party shall be in writing and shall be made or given to such party at the address, email address (if any) or fax number appearing below (or at such other address, email address or fax number as such party may hereafter specify for such purposes to the other by notice in writing):
In the case of the Owners:
Address:	c/o ICBC Financial Leasing Co., Ltd.
10/F, Bank of Beijing Building, l7(C) Jinrong Street Xicheng District, Beijing, China
Email:	kouguangchao@icbcleasing.com

Attn:	Mr. Kevin Kou
Fax:	n/a

In the case of the Charterers:
Address:	c/o TMS Bulkers Ltd.
Athens Licensed Shipping Office 11 Fragkokklisias Street GR 151 25 Marousi Athens Greece
Email:	finance@tms-management.org
Attn:	Mr. Dimitris Glynos
Fax:	+30 210 8090 205
Tel:	+30 216 2006213
A written notice includes a notice by email (if the recipient has provided its email address as an official mode of communication to the sender). Subject always to the foregoing sentence, any communication by personal delivery or letter shall be deemed to be received upon delivery at such address. Email shall be deemed to be delivered if no failure notice or non-delivery notice is received by the sender of such email within twenty-four (24) hours of sending the relevant email or a delivery receipt message is received by the sender in respect of the relevant email. Facsimile acknowledged by the answerbacks shall be deemed to be delivered upon dispatch.
12.2	Communication in English
All communications and documents delivered pursuant to or otherwise relating to this Agreement shall either be in English or accompanied by a certified English translation.
13.	MISCELLANEOUS
13.1	Agreement shall not Constitute Security Interest
The Parties confirm that this Agreement shall not constitute or create any Encumbrance (and is not intended to do so).
13.2	Joint/Several Obligations
The obligations and undertakings of each of the Charterers under this Agreement are deemed to be given or assumed by them jointly and severally.
13.3	Remedies and Waivers
No failure to exercise, nor any delay in exercising, on the part of any Owner, any right or remedy under the Transaction Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this

Agreement (including rights as to priority) are cumulative and not exclusive of any rights or remedies provided by law.
13.4	Perpetuity Period
The perpetuity period applicable to the trusts created by this Agreement is the period of 125 years from the date of this Agreement.
14.	CHANGES TO PARTIES
14.1	This Agreement shall be binding upon and inure to the benefit of each Party and/or any of its subsequent successors, permitted assigns and permitted transferees.
14.2
The Charterers shall not be entitled to assign or transfer any or all of its respective rights or obligations under this Agreement and/or the Transaction Documents without the prior written consent of the Owners.

14.3
Each of the Owners may assign any or all of its respective rights under, or transfer all of its respective rights and obligations under this Agreement and/or the Transaction Documents in accordance with the provisions of the BBCs.

15.	ACCESSION
(a)
The Parties may agree for a party to accede to this Agreement. The accession will only be effective if all Parties (as at the time immediately before the accession), and the acceding party execute a Deed of Accession under which such acceding party agrees to be bound by all the terms of this Agreement as if it had originally been a party to this Agreement.

(b)
A party acceding to this Deed pursuant to sub-paragraph (b) above as a Charterer shall, upon execution of the Deed of Accession give written notice (in the form set out in Schedule 2 or in such other form as the Owners shall agree in writing) to the Guarantor, the Shareholder and the Manager and will procure the Guarantor, the Shareholder and the Manager to sign and deliver to the Owners the relevant form of acknowledgement attached to such notice or in such other form as the Owners shall agree in writing.

16.	RELEASE
(a)
The Parties may agree to release the rights and obligations of a Party under this Agreement. The release will only be effective if all Parties (as at the time immediately before the release, including the Party to be released) execute a Deed of Release under which the party to be released shall no longer be bound by and shall not enjoy any rights and interest in any terms of this Agreement.

(b)
A party released from this Deed pursuant to sub-paragraph (a) above as a Charterer shall, upon execution of the Deed of Release give written notice (in the form set out in Schedule 4 or in such other form as the Owners shall agree in writing) to the Guarantor, the Shareholder and the Manager and will procure the Guarantor, the Shareholder and the Manager to sign and deliver to the Owners the relevant form of acknowledgement attached to such notice or in such other form as the Owners shall reasonably agree in writing.

17.	MISCELLANEOUS
(a)
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any jurisdiction, that shall not affect the legality, validity or enforceability of the remaining provisions in that jurisdiction or of that provision in any other jurisdiction.

(b)
The terms of this Agreement are intended solely for the benefit of each party to this Agreement and their respective successors or permitted assigns. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and no person other than the parties to this Agreement shall have any rights under it, nor shall it be enforceable by any person other than the parties to it.

(c)	This Agreement may be executed in any number of counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.
18.	GOVERNING LAW AND JURISDICTION
18.1	Governing Law
This Agreement, and all non-contractual rights and obligations arising from or in connection with this Agreement, shall be governed by and construed in accordance with English law.
18.2	Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement ) (a "Dispute").

(b)	(i)	The Owners and the Charterers agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.
(ii)
This Clause 18.2 is for the benefit of the Owners only. As a result, the Owners shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Owners may take concurrent proceedings in any number of jurisdictions.

(c)
The Charterers irrevocably waive, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(i)	suit;
(ii)	jurisdiction of any court;
(iii)	relief by way of injunction or order for specific performance or recovery of property;
(iv)	attachment of its assets (whether before or after judgment); and
(v)
execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

(d)	Without prejudice to any other mode of service allowed under any relevant law, the Owners:-
(i)
irrevocably appoints Ince Process Agents Limited of 2 Leman Street, London E1 8QN, London, England as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(ii)	agree that failure by the process agent to notify the Charterers of the process will not invalidate the proceedings concerned.
(e)	Without prejudice to any other mode of service allowed under any relevant law, the Charterers:-
(iii)
irrevocably appoints Ince Process Agents Limited of 2 Leman Street, London E1 8QN, London as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(iv)	agree that failure by the process agent to notify the Charterers of the process will not invalidate the proceedings concerned.
IN WITNESS whereof this Agreement has been executed and delivered as a Deed on the date first written above.

SIGNATORIES TO THE INTERCREDITOR AGREEMENT
CHARTERERS

EXECUTED and DELIVERED as a DEED for and on behalf of	)
SEVERNITY OWNERS INC.	)
by its duly appointed attorney-in-fact	)
Savvas Tournis	)	/s/ Savvas Tournis
pursuant to its power of attorney	)
dated 27 April 2018)
in the presence of	)

/s/Anastasia G. Pavli
Signature of witness:
Name: Anastasia Pavli
Attorney-at-law 52Ag Konstantinou Street – 151 24 Marousi Athens, Greece Tel: +30 210 6140580

EXECUTED and DELIVERED as a DEED for and on behalf of	)
KAHUNA OWNERS INC.	)
by its duly appointed attorney-in-fact	)
Savvas Tournis	)	/s/ Savvas Tournis
pursuant to its power of attorney	)
dated 27 April 2018)
in the presence of	)

/s/Anastasia G. Pavli
Signature of witness:
Name: Anastasia G. Pavli
Attorney-at-law 52Ag Konstantinou Street – 151 24 Marousi Athens, Greece Tel: +30 210 6140580

EXECUTED and DELIVERED as a DEED for and on behalf of	)
MARATHI OWNERS INC.	)
by its duly appointed attorney-in-fact	)
Savvas Tournis	)	/s/ Savvas Tournis
pursuant to its power of attorney	)
dated 27 April 2018)
in the presence of	)

/s/Anastasia G. Pavli
Signature of witness:
Name: Anastasia G. Pavli
Attorney-at-law 52Ag Konstantinou Street – 151 24 Marousi Athens, Greece Tel: +30 210 6140580

EXECUTED and DELIVERED as a DEED for and on behalf of	)
MELTEMI OWNERS INC.	)
by its duly appointed attorney-in-fact	)
Savvas Tournis	)	/s/ Savvas Tournis
pursuant to its power of attorney	)
dated 27 April 2018)
in the presence of	)

/s/Anastasia G. Pavli
Signature of witness:
Name: Anastasia G. Pavli
Attorney-at-law Athens, Greece Tel: +30 210 6140580

EXECUTED and DELIVERED as a DEED for and on behalf of	)
AQUARIUS OWNERS INC.	)
by its duly appointed attorney-in-fact	)
Savvas Tournis	)	/s/ Savvas Tournis
pursuant to its power of attorney	)
dated 27 April 2018)
in the presence of	)

/s/Anastasia G. Pavli
Signature of witness:
Name: Anastasia G. Pavli
Attorney-at-law 52Ag Konstantinou Street – 151 24 Marousi Athens, Greece Tel: +30 210 6140580

OWNERS
EXECUTED and DELIVERED as a DEED for and on behalf of	)
HAI KUO SHIPPING 1621 LIMITED	)
by its duly appointed attorney-in-fact	)
Lee Kwok Chun	)	/s/ Lee Kwok Chun
pursuant to its power of attorney	)
dated 4 May 2018)
in the presence of	)

/s/Lee Sau Ken
Signature of witness:
Name: Lee Sau Kuen
Solicitor Reed Smith Richards Butler 20/F Alexandra House Hong Kong SAR

EXECUTED and DELIVERED as a DEED for and on behalf of	)
HAI KUO SHIPPING 1622 LIMITED	)
by its duly appointed attorney-in-fact	)
Lee Kwok Chun	)	/s/ Lee Kwok Chun
pursuant to its power of attorney	)
dated 4 May 2018)
in the presence of	)

/s/Lee Sau Ken
Signature of witness:
Name: Lee Sau Kuen
Solicitor Reed Smith Richards Butler 20/F Alexandra House Hong Kong SAR

EXECUTED and DELIVERED as a DEED for and on behalf of	)
HAI KUO SHIPPING 1623 LIMITED	)
by its duly appointed attorney-in-fact	)
Lee Kwok Chun	)	/s/ Lee Kwok Chun
pursuant to its power of attorney	)
dated 4 May 2018)
in the presence of	)

/s/Lee Sau Ken
Signature of witness:
Name: Lee Sau Kuen
Solicitor Reed Smith Richards Butler 20/F Alexandra House Hong Kong SAR

EXECUTED and DELIVERED as a DEED for and on behalf of	)
HAI KUO SHIPPING 1625 LIMITED	)
by its duly appointed attorney-in-fact	)
Lee Kwok Chun	)	/s/ Lee Kwok Chun
pursuant to its power of attorney	)
dated 4 May 2018)
in the presence of	)

/s/Lee Sau Ken
Signature of witness:
Name: Lee Sau Kuen
Solicitor Reed Smith Richards Butler 20/F Alexandra House Hong Kong SAR

EXECUTED and DELIVERED as a DEED for and on behalf of	)
HAI KUO SHIPPING 1626 LIMITED	)
by its duly appointed attorney-in-fact	)
Lee Kwok Chun	)	/s/ Lee Kwok Chun
pursuant to its power of attorney	)
dated 4 May 2018)
in the presence of	)

/s/Lee Sau Ken
Signature of witness:
Name: Lee Sau Kuen
Solicitor Reed Smith Richards Butler 20/F Alexandra House Hong Kong SAR

SCHEDULE 1
FORM OF DEED OF ACCESSION

THIS DEED OF ACCESSION (this "Accession") is made on 2018

BETWEEN

(1)	[•] (the "Acceding Owner");

(2)	[•] (the "Acceding Charterer", together with the Acceding Owner, the "Acceding Parties" and each an "Acceding Party");

(3)	[•];

(4)	[•];

(5)	[•];

(6)	(the "Pre-existing Parties")

(collectively, the "Parties" and each of them, a "Party").

WHEREAS:-

(A)	The Parties entered into an intercreditor agreement (the "Intercreditor Agreement") on [•].

(B)	The Parties desire to supplement the Intercreditor Agreement with this Accession.

IT IS AGREED as follows:
1.	DEFINITIONS
Unless otherwise defined herein, all capitalized terms used in this Accession have the respective meanings assigned to such terms in the Intercreditor Agreement.
2.	ACCESSION
(a)
The Acceding Owner unconditionally and irrevocably undertakes to and agrees with the Pre-existing Parties and the Acceding Charterers to observe and be bound by all covenants, agreements, acknowledgements and other terms under the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement as an Owner.

(b)
The Acceding Charterer unconditionally and irrevocably undertakes to and agrees with the Pre-existing Parties and the Acceding Owner to observe and be bound by all covenants, agreements, acknowledgements and other terms under the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement as a Charterer.

3.	NOTICE
For the purpose of clause 12 (Communications) of the Intercreditor Agreement, the address, email address and fax number of the Acceding Parties are as follows:
In the case of any of the Acceding Owners:
Address:	[•]
[•]
Email:	[•]
Attn:	[•]
Fax:	[•]

In the case of any of the Acceding Charterers:
Address:	[•]
Email:	[•]
Attn:	[•]
Fax:	[•]

4.	MISCELLANEOUS
4.1	Third Party Rights
The terms of this Accession are intended solely for the benefit of each party to this Accession and their respective successors or permitted assigns. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Accession and no person other than the parties to this Accession shall have any rights under it, nor shall it be enforceable by any person other than the parties to it.
4.2	Counterparts
This Accession may be executed in counterparts and such counterparts taken together shall constitute one and the same instrument.
5.	GOVERNING LAW AND JURISDICTION
5.1	Governing Law
This Accession, and all non-contractual rights and obligations arising from or in connection with this Accession, shall be governed by and construed in accordance with English law.

5.2	Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Accession (including any dispute regarding the existence, validity or termination of this Agreement ) (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.
(c)
This Clause 5.4 (Jurisdiction) is for the benefit of the Owners (including the Acceding Owner) only. As a result, the Owners shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Owners may take concurrent proceedings in any number of jurisdictions.

IN WITNESS whereof this Accession has been executed and delivered as a Deed on the date first written above.

SIGNATORIES TO THE ACCESSION

[Insert signature block of each party.]

SCHEDULE 2
FORM OF NOTICE AND ACKNOWLEDGEMENT OF ACCESSION
Part I
Form of Notice of Accession

From:	[•] (the "Acceding Charterer")
To:	[DryShips Inc.] [Drybulk Investments Inc.] [TMS Bulkers Limited]
Copy to:	[•][•][•][•][•][•]
Date:	________________________

Dear Sirs,

We refer to the Intercreditor Agreement dated [●] (together with all amendments and supplements thereto from time to time, the "Intercreditor Agreement"). Terms defined in the Intercreditor Agreement have the same meaning in this Notice unless given a different meaning in this Notice.

NOW WE HEREBY GIVE YOU NOTICE:

1.
that by a deed of accession (the "Deed of Accession") dated                and made between ourselves as acceding charterer, [•] as acceding owner, and [•],[•] and [•] as pre-existing parties, we have acceded to the Intercreditor Agreement by unconditionally and irrevocably undertaking to observe and be bound by all covenants, agreements, acknowledgements and other terms under the Intercreditor Agreement as if we had been an original party to the Intercreditor Agreement as a Charterer;

2.	all references to the Intercreditor Agreement under the Transaction Documents including, but not limited to the following shall be construed accordingly:

a.	[the Guarantee granted by you in favour [•] on [•]] [repeat for each Guarantee]
b.	[the Share Pledge granted by you in favour of [•] in respect of the shares in [•] on [•]] [repeat for each Share Pledge]
c.	[the Assignment of Management Agreement granted by you in favour of [•] in respect of m.v. [•]] [repeat for each Assignment]
This letter is governed by and shall be construed in accordance with English law.
Please acknowledge this Notice and confirm your acknowledgment and agreement to the matters stated above by signing as indicated and returning to the Owners with a copy to ourselves the enclosed acknowledgment and agreement to this Notice.

Yours faithfully,
For and on behalf of
[•]

Name:
Title: Director / Authorised Signatory

Part II

Form of Acknowledgement and Agreement

From:	[DryShips Inc.] [Drybulk Investments Inc.] [TMS Bulkers Limited]
To:	[•][•][•][•][•][•]
Copy to:	[•] (the "Acceding Charter")
Date:	_______________________________________________
Dear Sirs,
We, [DryShips Inc.] [Drybulk Investments Inc.] [TMS Bulkers Limited] [•], acknowledge receipt from the Acceding Charterer, of a notice of accession dated
(the "Notice of Accession") upon the terms of an Intercreditor Agreement (as defined in the Notice of Accession) dated                            and                    confirm and acknowledge the contents set out therein.

This letter is governed by and shall be construed in accordance with English law.

Yours faithfully,
For and on behalf of
[DryShips Inc.] [Drybulk Investments Inc.] [TMS Bulkers Limited] [•]

________________________________
Name:
Title: Authorised Signatory

SCHEDULE 3
FORM OF DEED OF RELEASE
DEED OF RELEASE

THIS DEED OF RELEASE (this "Release") is made on 2018

BETWEEN

(1) [•];

(2) [•] (the "Released Parties"); (3) [•]);
(4) [•];

(5) [•] (the "Remaining Parties");

(6) …

(collectively, the "Parties" and each of them, a "Party").

WHEREAS:-

(A)	The Parties entered into an intercreditor agreement (the "Intercreditor Agreement") on [•].

(B)	The Parties desire to confirm release of the rights and/or obligations of the Released Parties from the Intercreditor Agreement on the terms and conditions of this Release.

IT IS AGREED as follows:
1.	DEFINITIONS
Unless otherwise defined herein, all capitalized terms used in this Release have the respective meanings assigned to such terms in the Intercreditor Agreement.
2.	RELEASE OF OBLIGATIONS
(a)
With effect from the date hereof, each of the Released Parties shall be released from all its present, future, actual and contingent liabilities and obligations owing to any of the Remaining Parties under the Intercreditor Agreement and also from all actions, claims and demands under or in connection with it.

(b)
In consideration of the Remaining Parties agreeing to enter into this Release to release the rights and of the Released Parties, each of the Released Parties hereby irrevocably and unconditionally releases and discharges each of the Remaining Parties from all its present, future, actual and contingent liabilities and obligations owing to any of the Released Parties under the Intercreditor Agreement and also from all actions, claims and demands under or in connection with it.

(c)
Each Party undertakes to each of the other Parties that it will do all such things and execute all such documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Release and the transactions contemplated hereby.

3.	MISCELLANEOUS
3.1	Third Party Rights
The terms of this Release are intended solely for the benefit of each party to this Release and their respective successors or permitted assigns. The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Release and no person other than the parties to this Release shall have any rights under it, nor shall it be enforceable by any person other than the parties to it.
3.2	Counterparts
This Release may be executed in counterparts and such counterparts taken together shall constitute one and the same instrument.
4.	GOVERNING LAW AND JURISDICTION
4.1	Governing Law
This Release, and all non-contractual rights and obligations arising from or in connection with this Release, shall be governed by and construed in accordance with English law.
4.2	Jurisdiction
(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Release (including any dispute regarding the existence, validity or termination of this Agreement ) (a "Dispute").

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.
(c)	This Clause 5.2 (Jurisdiction) is for the benefit of the Owners (excluding the Exiting Owner) only. As a result, the Owners shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Owners may take concurrent proceedings in any number of jurisdictions.
IN WITNESS whereof this Release has been executed and delivered as a Deed on the date first written above.

SIGNATORIES TO THE RELEASE

[Insert signature block of each party.]

SCHEDULE 4
FORM OF NOTICE AND ACKNOWLEDGEMENT OF RELEASE
Part I
Form of Notice of Release

From:	[•] (the "Released Charter")
To:	[DryShips Inc.] [Drybulk Investments Inc.] [TMS Bulkers Limited] [•]
Copy to:	[•][•][•][•][•] (together, the "Owners")
Date:	_______________________________________________

Dear Sirs,

We refer to the Intercreditor Agreement dated [●] (together with all amendments and supplements thereto from time to time, the "Intercreditor Agreement"). Terms defined in the Intercreditor Agreement have the same meaning in this Notice unless given a different meaning in this Notice.

NOW WE HEREBY GIVE YOU NOTICE:

1.	that by a deed of release (the "Deed of Release") dated and made between ourselves as a released party, and [•],[•] and [•] as the remaining parties:

a.	we have been released from all our present, future, actual and contingent liabilities and obligations owing to any of the Remaining Parties under the Intercreditor Agreement; and
b.
we have irrevocably and unconditionally released and discharged each of the Remaining Parties from all its present, future, actual and contingent liabilities and obligations owing to us under the Intercreditor Agreement;

2.	all references to the Intercreditor Agreement under the Transaction Documents including, but not limited to the following shall be construed accordingly:

a.	[the Guarantee granted by you in favour [•] on [•]] [repeat for each Guarantee]
b.	[the Share Pledge granted by you in favour of [•] in respect of the shares in [•] on [•]] [repeat for each Share Pledge]
c.	[the Assignment of Management Agreement granted by you in favour of [•] in respect of m.v. [•]] [repeat for each Assignment]
This letter is governed by and shall be construed in accordance with English law.

Please acknowledge this Notice and confirm your acknowledgment and agreement to the matters stated above by signing as indicated and returning to the Owners with a copy to ourselves the enclosed acknowledgment and agreement to this Notice.

Yours faithfully,

For and on behalf of [•]

_______________________________________
Name:
Title: Director / Authorised Signatory

Part II

Form of Acknowledgement and Agreement

From:	[DryShips Inc.] [Drybulk Investments Inc.] [TMS Bulkers Limited][•]
To:	[•][•][•][•][•]
Copy to:	[•] (the "Released Party")
Date:	_______________________________________________
Dear Sirs,
We, [DryShips Inc.] [Drybulk Investments Inc.] [TMS Bulkers Limited] [•], acknowledge receipt from the Released Party, of a notice of release dated                      (the "Notice of Release") upon the terms of an Intercreditor Agreement (as defined in the Notice of Release) dated                  and confirm          and acknowledge the contents set out therein.
This letter is governed by and shall be construed in accordance with English law.

Yours faithfully,

For and on behalf of
[DryShips Inc.] [Drybulk Investments Inc.] [TMS Bulkers Limited] [•]

______________________________
Name:
Title: Authorised Signatory